EXHIBIT 3B

                                     BYLAWS
                                       OF
                        MICRO COMPONENT TECHNOLOGY, INC.


                       A Corporation duly organized under
                       the Laws of the State of Minnesota


                                   ARTICLE I.

                                     Offices


         Section 1. Principal Office. The principal office of the corporation in the State of Minnesota shall be located in the City of Shoreview, County of Ramsey. The corporation may have such other offices either within or without the State of Minnesota as the Board of Directors may from time to time designate or as the business of the corporation may require.

         Section 2. Registered Office. The registered office of the corporation required by the Minnesota Business Corporation Act to be maintained in the State of Minnesota is 4000 First Bank Place, Minneapolis, Minnesota 55402. The Board of Directors of the corporation may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the location and post office address of the new registered office shall be filed with the Secretary of State of the State of Minnesota. The registered office need not be identical with the principal office in the State of Minnesota.

                                   ARTICLE II.

                            Meetings of Shareholders

         Section 1. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Minnesota, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of Minnesota.

         Section 2. Annual Meeting. The annual meeting of the shareholders shall be held at such time and on such day as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Minnesota, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         Section 3. Notice of Annual Meeting. Written notice stating the place, day and hour of the meeting, shall be mailed or personally delivered not less than ten days prior to the date of the meeting by the Secretary, to each shareholder of record entitled to vote at such meeting. Waiver by a shareholder of notice of a shareholder's meeting, signed by him, whether before or after the time of such meeting, shall be equivalent of the giving of such notice. In the case of adjournment of a meeting from time to time, no further notice of the adjourned meeting shall be necessary if an announcement is made at the meeting where the adjournment is had, specifying the place, day and hour of the adjourned meeting.

         Section 4. Special Meetings. Special meetings of the shareholders may be called at any time upon request of the President, any Vice-President or a majority of the members of the Board of Directors, or upon a request in writing to the President, any Vice-President or the Board of Directors by one or more shareholders holding not less than 10% of the voting power of the shareholders.

         Section 5. Notice of Special Meetings. Written notice stating the place, day, hour of the meeting, and purpose or purposes for which the meeting is called, shall be mailed or personally delivered not less than five days prior to the date of the meeting by the Secretary, to each shareholder of record entitled to vote at such meeting.

         Section 6. Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly called or held meeting at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 7. Business at Special Meetings. Business transacted at all special meetings shall be confined to the purposes stated in the notice.

         Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

         Section 9. Voting Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in the appropriate Order of the Court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                                  ARTICLE III.
                               Board of Directors

         Section 1. General Powers. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

         Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be at least three but no greater than nine, as established by a resolution of the Board of Directors from time to time. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Minnesota or shareholders of the corporation.

         Section 3. Resignations and Removal. Any director of the corporation may resign at any time by giving written notice to the Secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed with or without cause, by a majority vote of the shareholders entitled to vote at an election of directors at any special meeting thereof.

         Section 4. Vacancies. Except with respect to the initial election of a director to fill a newly created directorship resulting from an increase in the number of directors by action of the Board of Directors in the manner as permitted by statute, if the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

         Section 5. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place, as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Minnesota, for the holding of additional regular meetings without other notice than such resolution.

         Section 6. Special meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Minnesota, as the place for holding any special meeting of the Board of Directors called by them.

         Section 7. Notice. Notice of any, special meeting shall be given at least three days by written notice delivered personally, mailed or deliver by facsimile to each director at his home or business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 8. Quorum. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

         Section 9. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board of Directors or committee. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such earlier effective date as is set forth therein.

         Section 10. Participation by Conference Telephone. Directors of the corporation may participate in a meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a manner shall constitute presence in person at such meeting. All notice and quorum provisions shall be applicable.

         Section 11. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV.

                                   Committees

         Section 1. Audit Committee. The Board of Directors may appoint from among its members an Audit Committee composed of not less than two of its members.

         The Audit Committee shall recommend the selection of the corporation's independent accountants, approve the services performed by such accountants, and review and evaluate the corporation's financial and reporting systems and the adequacy of internal controls for compliance with corporate guidelines. In addition, the Audit Committee shall also perform such other duties as shall from time to time by prescribed by the Board of Directors.

         Section 2. Compensation Committee. The Board of Directors may appoint from among its members a Compensation Committee composed of not less than two of its members and shall designate one of such members as Chairman.

         The Compensation Committee shall review and recommend to the Board compensation arrangements for all executive officers of the corporation. In addition, the Compensation Committee shall administer or supervise administration of the corporation's employee benefit plans. The Compensation Committee shall also perform such other duties as shall from time to time by prescribed by the Board of Directors.

         Section 3. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board of Directors.

                                   ARTICLE V.

                                    Officers

         Section 1. Number and Election. The Board of Directors may elect from its own number, a Chairman of the Board, a President and Chief Executive Officer, a Treasurer and Chief Financial Officer, such Vice-Presidents as, in the opinion of the Board, the business of the corporation requires, a Secretary, and it shall elect or appoint from time to time such other additional officers as in its opinion are desirable for the conduct of the business of the company.

         Section 2. Removal. In its discretion the Board of Directors, by the vote of a majority of the Board, may leave unfilled for any such period as it may fix by resolution any office. Any officer or agent shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. Any officers, agent or employee, other than officers appointed by the Board of Directors, shall hold office at the discretion of the officer appointing them.

         Section 3. Vacancy. A vacancy in any office because of death, retirement, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 4. Duties of Chairman. The Chairman of the Board of Directors if elected, or, failing his election, the President, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

         Section 5. Duties of President. The President shall be the Chief Executive Officer of the corporation, shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board at meetings of the Board of Directors, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall maintain records of and certify all proceedings of the Board and the shareholders.

         The President shall appoint such functionary Vice-Presidents who shall be Vice-Presidents in name only and shall not be deemed Corporate Officers under
Article V, Section 1, hereof. They shall have no term of office but hold such title at the discretion of the President. They shall perform such duties as designated by the President.

         Section 6. Duties of Vice-Presidents. The Vice-Presidents shall be responsible for performing those duties as from time to time may be assigned to them by the President or by the Board of Directors of the corporation.

         Section 7. Secretary. The Secretary shall: (a) attend all meetings of the Board of Directors and all meetings of the shareholders; (b) keep the minutes of the shareholders, Board of Directors, and standing committees, in one or more books provided for that purpose; (c) give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors; (d) be custodian of the corporate records; and (e) perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.

         Section 8. Duties of Treasurer. The Treasurer shall be the Chief Financial Officer of the corporation, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation.

         Section 9. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer of the corporation with the approval of the President may authorize such bank accounts to be opened or maintained in the name and on behalf of the corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the corporation which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officer or bonded employee or such officers or bonded employees of the corporation as shall be specified in the written instructions of the Treasurer of the corporation with the approval of the President of the corporation.

         Section 10. Exercise of Rights as Shareholders. Unless otherwise ordered by the Board of Directors, the President or a Vice-President thereunto duly authorized by the President shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of shareholder's of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this corporation in connection with the exercise by this corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE VI.

                   Certificates for Shares and Their Transfer

         Section 1. Certificate for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation.

         Section 2. Transfer Agent. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars. In case of any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 3. Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

         Section 4. Lost Certificates. Any shareholder claiming a certificate of shares to be lost, stolen, or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board, in at least double the value of the shares represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

         Section 5. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Minnesota.

                                  ARTICLE VII.

                     Indemnification of Officers, Directors,
                              Employees and Agents

         Section 1.Indemnification of Officers, Directors, Employees and Agents.

         Pursuant to the provisions of Minnesota Statutes, Section 302A.521, as amended, the corporation shall indemnify its officers, directors, committee members, employees, and agents in the manner and to the full extent that the corporation has power to provide indemnification under such statute, provided that a determination is made in each case, in the manner required by such statute, that the person seeking indemnification is eligible therefor. The corporation may purchase and maintain insurance on behalf of its officers, directors, committee members, employees, and agents against any liabilities asserted against such persons in their official capacities, regardless of whether or not the corporation is required to provide indemnification under this section with respect to such liabilities.


                                  ARTICLE VIII.

                                  Miscellaneous

         Section 1. Contracts. Notwithstanding any other provision contained herein, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. Fiscal Year. The fiscal year of the corporation shall end on the last Saturday in the month of June in each year.

         Section 3. Seal. The corporation shall have no seal.

         Section 4. Amendment to Bylaws. These Bylaws may be amended or altered by the vote of a majority of the whole Board of Directors at any meeting. Such authority in the Board of Directors is subject to the powers of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present and represented at any annual meeting or at any special meeting called for that purpose, and the Board of Directors shall not make or alter any Bylaws fixing their number, qualification or term of office.

         These Bylaws were adopted as and for Bylaws of Micro Component Technology, Inc., a Minnesota corporation, at a meeting of the Board of Directors held on the 20th day of September, 1996.



                                                     /s/ Roger E. Gower
                                                     ---------------------------
                                                     Secretary